UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 15, 2010
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As previously disclosed, on November 10, 2009, Neenah Foundry Company (“Neenah”) and certain subsidiaries of Neenah (together with Neenah, the “Borrowers”) entered into an Amendment No. 2 to Amended and Restated Loan and Security Agreement and Forbearance Agreement (the “Forbearance Agreement”) with Bank of America, N.A., as administrative agent and as a lender, and the other lenders party thereto (collectively, the “Lenders”), with respect to that certain Amended and Restated Loan and Security Agreement, dated as of December 29, 2006, among the Borrowers and the Lenders from time to time party thereto. Pursuant to the Forbearance Agreement, the Lenders agreed to, among other things, forbear from exercising certain of the Lenders’ rights and remedies in respect of or arising out of certain specified defaults through December 23, 2009, which was subsequently extended through January 15, 2009.
     Effective as of January 15, 2010, the Borrowers entered into a Second Forbearance Extension with the Lenders, pursuant to which the Lenders agreed to, among other things, extend the expiration date of the Forbearance Agreement to January 22, 2010. The Borrowers paid an extension fee of $25,000 in connection with the extension.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2010, the Company announced that Dale E. Parker will replace Jeffrey S. Jenkins as Chief Financial Officer of Neenah Enterprises, Inc. and Neenah (collectively, the “Company”). Mr. Parker, 58, has been the Chief Financial Officer for Paper Works, a producer of coated recycled paper board, since February 2009. From May 2007 to December 2008, Mr. Parker served as Chief Financial Officer of Paper Resources Inc., a producer of medium and consumer packaging. From September 2006 to May 2007, Mr. Parker was Chief Financial Officer at Vitex Packaging Group, a manufacturer of packaging for tea and coffee brands. From 2000 to 2006, Mr. Parker served as Vice President, Chief Financial Officer, and board member of Appleton Papers, Inc. Mr. Parker has also been a director of Hickory Tech Corporation since 2006 and has served as Vice Chair of the Hickory Tech Board of Directors since January 2009. From June 1975 to January 2000, Mr. Parker worked with Black Clawson Companies, in Cincinnati, New York and Baltimore where he last served as Vice President and Chief Financial Officer.
     The principal terms of Mr. Parker’s employment include (i) a base salary of $250,000, (ii) participation in the Company’s annual incentive plan, with an annual cash target award of 40% of his base salary, (iii) participation in an interim long term incentive plan in the amount of 40% of his base salary, (iv) participation in executive benefit plans that are made available to other comparable executives, which includes health and life insurance benefits and use of a Company car, and (v) payment and/or reimbursement of certain relocation expenses.
     In connection with Mr. Parker’s appointment, on January 19, 2010, Jeffrey S. Jenkins announced his retirement from his position as Corporate Vice President — Finance and Chief Financial Officer of the Company. Mr. Jenkins has agreed to continue to remain available for a period of six months to assist with transition matters.
     A copy of the press release announcing Mr. Parker’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release, dated January 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: January 19, 2010	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY
Date: January 19, 2010	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated January 19, 2010

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